Exhibit 16.1

RBSM LLP

Certified Public Accountants

805 Third Avenue

Suite 1430

New York, New York 10022

September 26, 2019

Securities and Exchange Commission

100 F Street, N.E.

Washington, DC 20549-7561

Dear Sir/Madam:

We have read Item 4.01 of Avalon GloboCare Corp. (the “Company”) Form 8-K dated September 20, 2019, and are in agreement with the statements relating only to RBSM LLP contained therein. We have no basis to agree or disagree with other statements of the Company contained therein.

Very truly yours,

/s/RBSM LLP

RBSM LLP